CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

SpaceDev,  Inc.
San  Diego,  California


We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (file no. 333-47338) of SpaceDev, Inc. of Our report dated February 11, 2004 (except for Note 11 as to which the date is April 2, 2004) relating to the consolidated financial statements for the year ended December 31, 2003 of SpaceDev, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.


                                        /s/  PKF
                                        -----------------------------------
San  Diego,  California                 PKF
April  5,  2004                         Certified  Public  Accountants
                                        A  Professional  Corporation